DRYDEN MUNICIPAL SERIES FUND
(formerly known as Prudential Municipal Series Fund)
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



                                                    October 24, 2003





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:	Dryden Municipal Series Fund
         	(formerly known as Prudential Municipal Series Fund)
         File No.:  811-4023


Ladies and Gentlemen:

         Please find enclosed the following items: (1) the Annual
Report on Form N-SAR for the Fund
for the fiscal year ended August 31, 2003 and (2) such other information required to be included as an exhibit. The Form N-SAR was filed using the EDGAR.


                                                   Very truly yours,


                                                 /s/Deborah A. Docs
                                                    Deborah A. Docs
                                                          Secretary



Enclosures




         This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 24th day of October, 2003.




DRYDEN MUNICIPAL SERIES FUND
(formerly known as Prudential Municipal Series Fund)






Witness:/s/Deborah A. Docs                By:/s/Grace C. Torres
            Deborah A. Docs		        Grace C. Torres
            Secretary			Treasurer and Principal
          Financial and Accounting
 Officer
























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